UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 28, 2014, the Board of Directors of UMB Financial Corporation, a Missouri corporation (the “Company”), adopted the UMB Financial Corporation By-Laws (As Amended through October 28, 2014).

The amendments to the Bylaws:

•	Provide that in any matter, other than the election of directors, every decision of a majority of the shares cast at each meeting is valid as an act of the shareholders, unless a larger vote is required by The General and Business Corporation Law of Missouri, the Articles of Incorporation, or the Bylaws.

•	Require that shareholders provide the Company with advance notice of shareholder nominations and proposals. In order to be timely, such notice must be received by the secretary (i) if the meeting is to be held on a day that is not more than thirty (30) days from the anniversary of the previous year’s annual meeting, not later than the close of business on the 120th day and not earlier than the close of business on the 150th day before the date of the release of the proxy statement to shareholders in connection with the previous year’s annual meeting, or (ii) otherwise not later than the close of business on the 10th day following the date when the Company provides notice or public disclosure of the date of the meeting. The amendments also require a proposing shareholder to furnish specific information regarding the proposing shareholder and the shareholder nominees or proposals intended to allow the Company and other shareholders a reasonable opportunity to consider nominations or other business proposed to be brought before a meeting.

•	Eliminate the requirement that a meeting be adjourned only upon a majority vote of the shareholders.

•	Eliminate the requirement that officers be appointed annually.

•	Provide for a number of additional changes intended to clarify and modernize the bylaws.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the amended Bylaws, which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	UMB Financial Corporation By-Laws (As Amended through October 28, 2014)(marked)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

Date: November 3, 2014	By:	/s/ Brian J. Walker
Brian J. Walker
EVP, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	UMB Financial Corporation By-Laws (As Amended through October 28, 2014) (marked)